UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 28, 2019

Date of Report (Date of earliest event reported)

Windtree Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-26422	94-3171943
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2600 Kelly Road, Suite 100

Warrington, Pennsylvania 18976

(Address of principal executive offices)

(215) 488-9300

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 28, 2019, based on a review of selected third-party compensation surveys, the Compensation Committee (the “Committee”) of the Board of Directors of Windtree Therapeutics, Inc. (the “Company”) approved a three percent merit increase to the base salary of each of the Company’s named executive officers, including the Company’s President and Chief Executive Officer, Craig Fraser, its Senior Vice President and Chief Financial Officer, John Tattory, and its Senior Vice President and Chief Medical Officer, Steven G. Simonson, M.D.

Mr. Fraser’s base salary was increased to $453,482 from $440,274. Mr. Tattory’s base salary was increased to $337,764 from $327,926. In addition, based on a review of Dr. Simonson’s base salary compared to that of Chief Medical Officers in comparable companies, his base salary was increased to $380,000 from $349,247 to take into account the three percent merit increase, and a market adjustment based on market data. The cash compensation adjustments will be effective as of February 1, 2019.

In connection with the acquisition in November 2017 of a controlling interest in the Company by Lee’s Pharmaceutical Holdings Limited, each of the Company’s named executive officers agreed to waive his annual bonuses for the years 2017 and 2018 and were granted RSUs having a value of the combined bonus amounts. Accordingly, the named executive officers were not awarded an annual bonus with respect to either 2017 and 2018.

Cautionary Note Regarding Forward-looking Statements:

To the extent that statements in this Current Report on Form 8-K are not strictly historical, including statements as to business strategy, outlook, objectives, future milestones, plans, intentions, goals, future financial conditions, future collaboration agreements, the success of the Company’s product development, cash flows, future revenues, the timing of planned clinical trials or otherwise as to future events, such statements are forward-looking, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained in this Current Report are subject to certain risks and uncertainties that could cause actual results to differ materially from the statements made. Such risks and others are further described in the Company's filings with the Securities and Exchange Commission including the most recent reports on Forms 10-K, 10-Q and 8-K, and any amendments thereto. Any forward-looking statement made by the Company in this Current Report on Form 8-K is based only on information currently available to the Company and speaks only as of the date on which it is made. The Company undertakes no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Windtree Therapeutics, Inc.

By:	/s/ Craig Fraser
Name:Craig Fraser
Title:President and Chief Executive Officer

Date: January 31, 2019